Exhibit 11.1

                      Capital Trust, Inc. and Subsidiaries
                                    Form 10-Q
              Statement Regarding Computation of Earnings per Share
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                                            Nine months Ended September 30, 1999               Nine months Ended September 30, 1998
                                   ---------------------------------------------------- --------------------------------------------
                                                                      Per Share                                        Per Share
                                     Net Income          Shares        Amount       Net Income         Shares            Amount
                                   ---------------- ---------------- ------------ ---------------- ----------------- -------------
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Basic EPS:
   Net earnings per share of
      Common Stock                  $  7,896,000      20,340,982     $  0.39      $  8,490,000       18,218,279      $    0.47
                                                                    ============                                    =============

Effect of Dilutive Securities
   Options outstanding for  the
      purchase of Class A Common
      Stock                                  --              --                            --           219,930
   Future commitments for stock
      unit awards for  the
      issuance of Class A Common
      Stock                                  --          300,000                           --               --
   Convertible Preferred Stock         1,971,000      10,263,600                     2,351,000       12,267,658
                                   --------------- ----------------              ---------------- -----------------

Diluted EPS:
   Net earnings per share of
      Common Stock and Assumed
      Conversions                   $  9,867,000      30,904,582     $  0.32      $ 10,841,000       30,705,867      $    0.35
                                   =============== ================ ============ ================ ==================== =============


                                        Three Months Ended September 30, 1999            Three Months Ended September 30, 1998
                                   --------------------------------------------- ---------------------------------------------------
                                                                       Per Share                                    Per Share
                                       Net Income        Shares         Amount      Net Income        Shares          Amount
                                   --------------- ---------------- ------------ --------------- ---------------- -------------

Basic EPS:
   Net earnings per share of
      Common Stock                  $  2,647,000      24,287,254     $  0.11      $ 2,361,000      18,217,186      $    0.13
                                                                    ============                                  =============

Effect of Dilutive Securities
   Options outstanding for  the
      purchase of Class A Common
      Stock                                  --              --                           --          127,562
   Future commitments for stock
      unit awards for  the
      issuance of Class A Common
      Stock                                  --          300,000                         ---              --
   Convertible Preferred Stock           403,000       6,320,833                      783,000      12,267,658
                                   --------------- ----------------              --------------- ----------------

Diluted EPS:
   Net earnings per share of
      Common Stock and Assumed
      Conversions                   $  3,050,000      30,908,087     $  0.10      $ 3,144,000      30,612,406      $    0.10
                                   =============== ================ ============ =============== ================ =============

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